Exhibit 99.1

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                ADVANCE PARADIGM, INC. TO ACQUIRE PCS HEALTH
                     SYSTEMS FROM RITE AID CORPORATION

       Combined company will be the nation's largest pharmacy benefit manager, providing services to 75 million Americans

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                           FOR IMMEDIATE RELEASE


Irving, TX and Camp Hill, PA (July 12, 2000)--Advance Paradigm, Inc. (Nasdaq:ADVP), a leading health improvement company, and Rite Aid
Corporation (NYSE, PSE: RAD), one of the nation's largest drug store chains, today announced a definitive agreement under which Advance Paradigm will acquire 100% of the equity of Rite Aid's PCS Health Systems, Inc. subsidiary for $1 billion.

PCS Health Systems is currently one of the nation's largest drug benefit management companies, providing pharmacy-related services to employers, health plans, government agencies, and other benefit plan sponsors.

Advance Paradigm will pay Rite Aid $675 million in cash and provide Rite Aid with $200 million in senior subordinated notes. Advance Paradigm will also issue Rite Aid $125 million in new equity. The transaction will be accounted for as a purchase and is anticipated to be accretive on a cash EPS basis immediately and accretive on a GAAP EPS basis in all four quarters for the fiscal year ending March 2002, which will be the first full year of combined operations.

The boards of both organizations have approved the transaction, which is anticipated to close in the quarter ending September 30, 2000. The cash portion of the purchase price will be financed with senior secured debt committed by Merrill Lynch and equity financing of $150 million committed by Joseph Littlejohn & Levy, Inc. (JLL). The transaction is subject to the approval of the Federal Trade Commission and by certain of Rite Aid's lenders.

Following the acquisition, Advance Paradigm will be the nation's largest provider of health improvement services, offering a full range of pharmacy benefit management, disease management, clinical research, and health information and analytic capabilities. Advance Paradigm plans to change its name at closing to Advance PCS and will remain independent.

"The acquisition of PCS is a tremendous gain for the clients of both organizations and their plan members," said David D. Halbert, Advance Paradigm's Chairman and Chief Executive Officer. "Both companies are focused on helping health plan sponsors measure and improve health outcomes while controlling drug and related health care costs. Together, we immediately achieve the scale necessary to deliver increased value to our customers in the new economy."


ADVANCE PARADIGM & PCS HEALTH SYSTEMS--PAGE 2

He continued, "By combining our organizations, we achieve critical mass, yielding enhanced operating efficiencies, a broader array of complementary clinical services, and new capabilities, particularly in the e-health arena, that provide additional value to our clients at this critical juncture in the transformation of the healthcare industry."

Pharmacy benefits, once a small portion of total healthcare costs, have captured national attention recently as prescription drugs became the fastest-growing component of health benefits. In addition, Congress is considering proposals to extend drug benefit coverage to 39 million Medicare beneficiaries. Scale and geographic concentrations of members are important attributes of pharmacy benefit management companies seeking to successfully manage drug costs.

Through the combined client base - which includes employers, Blue Cross Blue Shield and other health plans, third party administrators, state and federal government agencies, Taft-Hartley groups, and other health benefit plan sponsors - Advance Paradigm will serve approximately 75 million Americans. On an annual basis, the combined organization will manage approximately 450 million drug claims, representing $16 billion in drug expenditures, and have approximately $3.2 billion in revenues.

Rite Aid Chairman and Chief Executive Officer Robert G. Miller said, "We are very pleased with the agreement reached with Advance Paradigm. Selling PCS is another step forward in Rite Aid's turnaround because it allows us to substantially improve our financial position by reducing debt.

 "While PCS is a unique and desirable asset, our priorities are to strengthen Rite Aid's balance sheet and to concentrate 100 percent on our core drugstore business," Miller continued. "This transaction also provides the opportunity to continue to participate in the growth of the pharmacy benefit management industry through our minority interest in Advance Paradigm."

Ramsey A. Frank, Senior Managing Director of JLL, said, "JLL is pleased to be able to partner with Advance Paradigm and make a significant investment in the company as part of its acquisition of PCS Health Systems. We are excited to be investing in what we believe is the market leader in a dynamic, fast-growing industry. We look forward to working with David D. Halbert and the combined management teams as they bring together the two companies to provide added value to clients and to shareholders."

Halbert noted that he intends for the two organizations to maintain their respective claims processing systems, mail service pharmacy facilities, and other customer service platforms. "We are absolutely committed to maintaining the highest service levels for our clients and their members," he said. "We will focus on aligning our strategic assets, including our relationships with pharmaceutical manufacturers and retail pharmacies, our sales and customer management divisions and our e-business initiatives."

Jean-Pierre Millon, President and Chief Executive Officer of PCS Health Systems, said, "Controlling drug costs is of paramount importance to health plans and patients. We are very excited about the combination of Advance Paradigm and PCS, which will allow us to expand our capabilities and provide new and innovative solutions to the challenges our clients face."


ADVANCE PARADIGM & PCS HEALTH SYSTEMS--PAGE 3

Millon will become a member of the board of directors of Advance Paradigm and will assist in the transition. Headquarters of the combined company will be split between Irving, Texas and Scottsdale, Arizona. As a result, David A. George, President of Advance Paradigm, will re-locate to
Scottsdale upon close of the transaction.

ABOUT ADVANCE PARADIGM, INC.
Advance Paradigm, Inc. is an independent provider of health improvement services. The company provides a continuum of highly effective pharmacy benefit and health benefit management services designed to build better health. Its capabilities include integrated pharmacy networks, innovative clinical services, customized disease management programs, clinical trials and outcomes research, information management, direct-to-consumer programs and other services. The company currently manages 165 million pharmacy claims and $6 billion in drug expenditures annually for its clients, which include Blue Cross and Blue Shield organizations and other health plans, Fortune 500 employers, Taft-Hartley groups, and other health plan sponsors. For more information on Advance Paradigm, please visit the company's web site at www.advanceparadigm.com or www.buildingbetterhealth.com.

ABOUT RITE AID CORPORATION
Rite Aid is one of the nation's leading drugstore chains with annual revenues of over $14 billion and approximately 3,800 stores in 30 states and the District of Columbia. Rite Aid owns PCS Health Systems, Inc., which provides pharmacy benefit management programs and services. Rite Aid also owns approximately 18 percent of drugstore.com, a leading online source for health, beauty and pharmacy products. Information about Rite Aid, including corporate background and press releases is available through the company's web site at http://www.RITEAID.com.

ABOUT PCS
Based in Scottsdale, Ariz., PCS Health Systems, Inc. (www.pcshs.com) is one of the nation's largest pharmacy benefit managers, providing drug and health management solutions for health plans and patients. As America's premier pharmaceutical care system, PCS works to encourage proper drug use and helps to lower the cost of drugs for its clients. PCS manages and monitors approximately 300 million individual prescriptions each year representing $10 billion in drug expenditures.

ABOUT JLL
JLL is a leading New York investment firm that specializes in leveraged buyouts, build-ups, corporate restructurings and turnarounds, generally in partnership with leading executives and corporations. Over the past 10 years, JLL has made investments in a wide range of industries, including food and consumer products, automotive parts, healthcare, media and telecommunications, commodity and specialty chemicals, building products, transportation, and industrial manufacturing and distribution.


ADVANCE PARADIGM & PCS HEALTH SYSTEMS--PAGE 4

FORWARD LOOKING STATEMENTS
Any statements included in this press release which are not historical facts and which concern predictions of economic performance and management's plans and objectives constitute forward looking statements under the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which would cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.


Contacts for Advance Paradigm:
              DANNY PHILLIPS, Chief Financial Officer
              Advance Paradigm, Inc., (800) 749-6199

              RCG Capital Markets Group Inc., (480) 675-0400
              Retail:  JIM ESTRADA, JOE DORAME
              Analysts/Institutional:  JOE DIAZ, MAX RAMRAS
              Internet:  www.rcgonline.com

              JOSE VILLASENOR, Ketchum Public Relations
              (214) 259-3426

Contacts for PCS:
              BLAIR JACKSON, Director, Public Relations
              (480) 391-4138

Contacts for JLL
              RICK MATTHEWS, Rubenstein Associates
              (212) 843-8007

Contacts for Rite Aid:
              Media:  KAREN RUGEN, Sr. Vice President,
              Corporate Communications and Public Affairs, Rite Aid
              (717) 730-7766

              Investors: DAVE JESSICK, Sr. Exec. Vice President and Chief Administrative Officer, Rite Aid
              (717)  975-5750

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